Exhibit 10.43.1

AMENDMENT No. 1 TO LICENSE AND COLLABORATION AGREEMENT

This Amendment No. 1 to the License and Collaboration Agreement (the “1st Amendment”) is made and entered into as of July 8, 2014 by and between miRagen Therapeutics, Inc. (Licensee) and T2Cure GmbH (Licensor).

RECITALS

A.	Licensee and Licensor entered into the Collaboration and License Agreement effective October 20, 2010 (Agreement).

B.	Licensee and Licensor wish to amend the terms of the Agreement as set forth below: NOW THEREFORE, it is hereby agreed as follows: -

1.	Section 4.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

4.3 Patent Reimbursement Fee. During the Term, Licensee shall reimburse Licensor for Licensor’s reasonable out-of-pocket expenses actually incurred by Licensor in connection with the preparation, filing prosecution and maintenance of the Licensed Patents. Licensee shall have the right to, at any time, decline to reimburse Licensor for such expenses with respect to a particular patent application or patent included in Licensed Patent by providing written notification to Licensor, upon which notification such patent application or patent shall no longer be subject to the license granted to Licensee hereunder and Licensee shall have no further obligation to reimburse Licensor for expenses incurred in connection with the preparation, filing prosecution and maintenance of such patent application or patent.

2.	Except as expressly provided by this 1st Amendment all other terms, conditions and provisions of the Agreement shall continue in full force arid effect as provided herein.

3.	This 1st Amendment may be executed in counterparts, each of which will be deemed original and in aggregate shall constitute the same instrument. Transmission by facsimile, e-mail or other form of electronic transmission of an executed counterpart of this 1st Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

IN WITNESS WHEREOF, Licensee and Licensor have entered into this 1st Amendment effective as of the date first set forth above.

MIRAGEN THERAPEUTICS, INC	T2CURE GMBH.

By: /s/ Christopher J. Morl	By: /s/ Susanne Knigge

Name: Christopher J. Morl	Name: Susanne Knigge

Title: Chief Business Officer	Title: Managing Director